Exhibit 99.1

Dragonfly Energy Enters into $30M Licensing Agreement for Battle Born Batteries Brand with Stryten Energy, a Leading North American Battery Manufacturer

Agreement to allow for expansion of Battle Born Batteries® products into new markets

●	Dragonfly Energy signs a $30 million agreement to license its popular lithium-ion battery brand, Battle Born Batteries®, to Stryten Energy for distribution globally
●	Stryten Energy will have exclusive rights to market and distribute Battle Born Batteries for military, automotive, marine, power sports, lawn and garden and golf cart applications. All B2B end markets Dragonfly Energy doesn’t currently have a presence in.
●	This partnership will encompass a mix of existing Battle Born Batteries products, with a strong focus on the development of new battery models specifically tailored to Stryten Energy’s target markets.
●	Dragonfly Energy will receive an initial licensing fee of $5 million and have the right to mid-single digit royalty payments for up to an additional $25 million.

RENO, NEVADA (July 30, 2024) – Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and manufacturer of lithium-ion batteries, today announced a strategic partnership with Stryten Energy, a leading North American battery manufacturer, for the licensing of the Dragonfly Energy’s Battle Born Batteries® brand of lithium-ion batteries. The agreement, with a potential value of up to $30 million, grants Stryten Energy a license to market and distribute Dragonfly Energy’s Battle Born Batteries globally. Stryten Energy plans to leverage its vast distributor and customer network to introduce Battle Born Batteries branded products to new business-to-business (B2B) markets, including military, automotive, marine, power sports, lawn & garden and golf carts.

Mike Judd, Chief Executive Officer and President (left) and Petar Oklobdzija, Executive Vice President and
Chief Financial Officer at Stryten Energy

“At Dragonfly Energy, we’re incredibly proud to see the Battle Born Batteries brand take this leap forward into new end markets,” said Dr. Denis Phares, chief executive officer of Dragonfly Energy. “The love and trust our customers have placed in our products has been humbling, and the potential to see our lithium batteries on shelves at major retailers, alongside other leading brands’ components, not only is a testament to their enduring quality but makes them more accessible to consumers nationwide. We believe that Stryten Energy’s extensive reach and shared commitment to innovation will make this agreement the beginning of a truly mutually beneficial relationship, and we’re confident it will unlock increased growth for both companies.”

The partnership between Dragonfly Energy and Stryten Energy will focus on battery design, contract manufacturing and licensing of Battle Born Batteries products for new B2B end markets where the Company does not currently have a presence in. Dragonfly Energy will continue its independent operations in existing markets such as recreational vehicles (RV), off-grid properties, heavy-duty trucking, stationary storage, and oil and gas. The potential value of the licensing agreement is $30 million, comprised of an upfront payment of $5 million to Dragonfly Energy and subsequent mid-single digit royalty payments based on Stryten Energy’s product volume using the licensed branding, with a tiered structure reaching up to an additional $25 million, at which point Stryten Energy will be required to pay a nominal annual license fee. Additional fees will apply for battery design and contract manufacturing services outside of the licensing agreement and are expected to provide additional revenue to the Company.

Stryten Energy is a leading U.S.-based manufacturer of energy storage solutions, providing advanced lead, lithium and vanadium batteries to customers across the transportation, industrial, military and government sectors. With a workforce of over 2,500 employees and ten manufacturing plants, Stryten Energy is a respected supplier in the energy storage market. Through a nationwide customer base of automotive aftermarket retailers and battery distributors, this exclusive business-to-business licensing deal is poised to expand brand awareness and market reach of Battle Born Batteries while offering Stryten Energy’s customers reliable, trusted and powerful lithium-based power solutions.

“At Stryten Energy, we’re focused on providing premium energy storage solutions to our customers,” said Mike Judd, chief executive officer of Stryten Energy. “This partnership with Dragonfly Energy will allow us to expand our transportation product portfolio and provide our customers access to the well-known Battle Born Batteries brand of quality lithium batteries. We’re excited about the market potential this collaboration holds and look forward to continuing to explore future opportunities as we grow our relationship with Dragonfly Energy.”

To ensure the same high level of quality customers expect from the Battle Born Batteries brand, Dragonfly Energy will initially contract manufacture all batteries distributed by Stryten Energy at the Company’s facility in Northern Nevada until Stryten Energy establishes its own domestic manufacturing footprint. This partnership will encompass a mix of existing Battle Born Batteries products, with a strong focus on the development of new battery models specifically tailored to Stryten Energy’s target markets. This approach will allow Stryten to leverage the proven performance of Battle Born Batteries while offering unique solutions to its diverse customer base. Dragonfly Energy remains committed to providing exceptional technical support for all Battle Born Batteries products and will continue to grow their support team along with increasing demand.

“The impact of this partnership with Stryten Energy for the wider proliferation of the Battle Born Batteries brand cannot be understated,” said Tyler Bourns, chief marketing officer at Dragonfly Energy. “We believe this agreement not only allows us to expand the brand into a wider range of previously untapped markets, but also leverages Stryten Energy’s vast retail and distribution customer network to significantly increase our brand awareness. We believe this is a major step forward in our mission to make Battle Born Batteries a household name across North America.”

For more information about Dragonfly Energy, visit DragonflyEnergy.com. To learn more about Stryten Energy, visit Stryten.com.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit www.dragonflyenergy.com/investors.

About Stryten Energy

Stryten Energy helps solve the world’s most pressing energy challenges with a broad range of energy storage solutions across the Essential Power, Motive Power, Transportation, Military and Government sectors. Headquartered in Alpharetta, Georgia, we partner with some of the world’s most recognized companies to meet the growing demand for reliable and sustainable energy storage capacity. Stryten powers everything from submarines to subcompacts, microgrids, warehouses, distribution centers, cars, trains and trucks. Our stored energy technologies include advanced lead, lithium and vanadium redox flow batteries, intelligent chargers and energy performance management software that keep people on the move and supply chains running. An industry leader backed by more than a century of expertise, Stryten has The Energy to Challenge the status quo and deliver top-performing energy solutions for today and tomorrow. Learn more at stryten.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief, or expectations, including, but not limited to, statements regarding its partnership with Stryten Energy and the potential value of the license agreement, the Company’s future results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such factors include those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s subsequent filings with the SEC available at www.sec.gov. If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Relations

Caldwell Bailey

ICR, Inc.

DragonflyIR@icrinc.com

Media Relations

Amy Demuth, RAD Strategies Inc.

dragonfly@radstrategiesinc.com

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Source: Dragonfly Energy Holdings Corp.